Exhibit 23.2






September, 2 2003

                                                       Derrick Strickland P.Geo.
                                                       2-236 West 12th Ave.
                                                       Vancouver, B.C.
                                                       V5Y IT8
                                                       604.773.0992
                                                       kimberlite@telus.net




Andrew Reid
Stellar Resources Ltd.
Suite 1 6075 South Eastern Avenue
Las Vegas, Nevada
89119


Attention: Mr Andrew Reid
Re: Stellar Resources Ltd. and Mr. Gal report.

Dear Mr. Reid

Derrick Strickland, P. Geo. Geologist, B.Sc., MBA, authorized the report generated by Leonard Gal, P. Geo. dated July 3, 2001. This report was complied from general literature, research and review of public information.


Sincerely,


/s/ Derrick Strickland

Derrick Strickland P.Geo.
Geologist, B.Sc., MBA

                                             (SEAL)
                                          PROFESSIONAL
                                            PROVINCE
                                               OF
                                        D.A. STRICKLAND
                                             #27879
                                        BRITISH COLUMBIA
                                          GEOSCIENTIST